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                                                                    EXHIBIT 10.6

                         BENJAMIN FRANKLIN BANCORP, INC.

                    EMPLOYEE SALARY CONTINUATION BENEFIT PLAN

      References to the "Company" in this document shall mean Benjamin Franklin Bancorp, Inc. and any of its wholly owned direct and indirect subsidiaries, including, without limitation, Benjamin Franklin Bank as well as the successors in interest of each such entity. References to the "Bank" shall mean either Benjamin Franklin Bank or any other bank that is a wholly owned subsidiary of Benjamin Franklin Bancorp, Inc. or any successor in interest.

1.    COVERED EMPLOYEES

      Subject to Section 2 below, the Salary Continuation Benefit (as herein defined) will be provided to any employee whose employment is terminated within twelve months after a Change in Control (as herein defined).

2.    LIMITATIONS ON CHANGE IN CONTROL BENEFITS

      2.1. GENERAL. No employee will be eligible for a Salary Continuation Benefit if (a) the employee's employment is terminated for "Cause",
            (b) the employee is a temporary employee, (c) the employee is offered a Comparable Position (as herein defined) within the Company and refuses to accept such position; or (d) the employee is paid solely on a commissioned basis ("Commissioned Employees"). Commissioned Employees shall be eligible for a Commissioned Employee Benefit (as herein defined).

      2.2. CAUSE. The term "Cause" shall mean and include (a) neglect of or refusal to perform, other than as a result of sickness, accident or similar cause beyond an employee's reasonable control, any duty or responsibility as an employee of the Company after written notice by the Company to the employee; (b) any material breach by the employee of any agreement to which the employee and the Company are both parties; (c) deliberate dishonesty with respect to the Company or conviction for the commission of a felony ; or (d) any material misconduct or material neglect of duties by the employee in connection with the business or affairs of the Company. The foregoing definition of Cause is in no way intended to limit or qualify the right of the Company or any successor in interest to terminate any person's employment for any reason.

      2.3. COMPARABLE POSITION. A comparable position shall mean a position which is offered to an employee where (a) there is no reduction in base salary or scheduled hours, and (b) the employee will be principally employed at a location not more than 25 miles from the office where the employee is principally employed immediately prior to the Change in Control and (c) the

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            employee's commute does not increase by more than 20 miles.

3.    DEFINITION OF "CHANGE IN CONTROL"

      A "Change in Control" will be deemed to have occurred:

      3.1. If there has occurred a change in control which the Company would be required to report in response to Item 5.01 of Form 8-K promulgated under the Securities Exchange Act of 1934, as amended (the "1934 Act"), or, if such regulation is no longer in effect, any regulations promulgated by the Securities and Exchange Commission pursuant to the 1934 Act which are intended to serve similar purposes;

      3.2. When any "person" (as such term is used in Sections 13(d) and 14(d)(2) of the 1934 Act) becomes a "beneficial owner" (as such term is defined in Rule 13d-3 promulgated under the 1934 Act), directly or indirectly, of securities of the Company or the Bank representing twenty-five percent (25%) or more of the total number of votes that may be cast for the election of directors of the Company or the Bank, as the case may be;

      3.3. During any period of two consecutive years, individuals who at the beginning of such period constitute the Board of Directors of the Company, and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in Section 3.2, 3.4 or 3.5 of this Agreement) whose election by the Board or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority of the Board of Directors of the Company;

      3.4. The stockholders of the Company approve a merger, share exchange or consolidation ("merger or consolidation") of the Company with any other corporation, other than (a) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation or (b) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no "person" (as hereinabove defined) acquires more than 30% of the combined voting power of the Company's then outstanding securities; or

      3.5. The stockholders of the Company or the Bank approve a plan of complete liquidation of the Company or the Bank or an agreement for the sale or disposition by the Company or the Bank of all or substantially all of the

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            Company's or the Bank's assets.

4.    "SALARY CONTINUATION BENEFIT" DEFINED

      The Salary Continuation Benefit hereunder shall include each of the following three items:

      4.1. Payment in one lump sum as of date of termination of employment of a severance benefit equal to the greater of (i) two weeks salary, at the then applicable Base Salary rate, for each year or partial year of service, up to a maximum of 52 weeks salary, or (ii) the applicable Minimum Benefit set forth in Section 6 below; and

      4.2. Continuation of group medical, dental and life insurance under the same terms and conditions as if the employee had remained actively employed by the Company for the "Benefit Continuation Period," which is the greater of (a) six months or (b) the number of weeks of Salary Continuation Benefits to which the employee is entitled under this Plan; and

      4.3. After the end of the Benefit Continuation Period, COBRA benefits for medical and dental insurance determined as though employment had terminated at the end of such Benefit Continuation Period.

      For purpose of this Section 4 and Section 6 below, "Base Salary" shall mean:

            (a) for salaried employees, the employee's annual base salary, but shall not include bonus payments, 401(k) matching payments, pension payments, or other payments not specifically included under this Plan.

            (b) for employees who receive commissions but who also receive a base salary (but excluding those Commissioned Employees who receive a "draw" as base salary), the employee's annual base salary, but shall not include bonus payments, 401(k) matching payments, pension payments, or other payments not specifically included under this Plan.

            (c) for hourly employees, the employee's total hourly wages for the twelve (12) full calendar months preceding termination of employment, but shall not include bonus payments, 401(k) matching payments, pension payments, or other payments not specifically included under this Plan.

5.    COMMISSIONED EMPLOYEE BENEFIT

      The benefit to Commissioned Employees hereunder shall include each of the following two items:

      5.1. Continuation of group medical, dental and life insurance under the same terms and conditions as if the employee had remained actively employed by the Company for a period of six months; and

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      5.2.  After the end such six month period, COBRA benefits for medical and dental insurance determined as though employment had terminated at the end of such six month period.

6.    MINIMUM BENEFIT

      6.1. Officers at the level of Senior Vice President and above shall receive 52 weeks salary, at the then applicable Base Salary rate; and

      6.2. Officers at the level of Vice President but below the level of Senior Vice President shall receive 39 weeks salary, at the then applicable Base Salary rate; and

      6.3. Officers at the level of Assistant Vice President but below the level of Vice President shall receive at least 26 weeks salary, at the then applicable Base Salary rate; and

      6.4. All other exempt employees shall receive at least 13 weeks salary, at the then applicable Base Salary rate; and

      6.5. All other full-time employees shall receive at least 8 weeks salary, at the then applicable Base Salary rate; and

      6.6. All part-time employees shall receive at least 6 weeks salary or wages, at the then applicable Base Salary rate.

7.    OFFSET FOR AMOUNTS RECEIVED UNDER OTHER AGREEMENTS OR LAWS

      Salary Continuation Benefits payable pursuant to this Plan shall be reduced by the amount of any severance pay benefits payable to any officer under any employment, special termination, or change in control contract or to any employee under any "tin parachute", WARN or similar law.

8.    WITHHOLDING

      All payments will be subject to withholding for taxes and co-payments by employees, for health, life insurance and dental benefits. The Company will have the right to withhold for lump sum amounts otherwise payable the aggregate amount of any co-payments required to be made by employees with respect to employee benefit programs which are continued under the Salary Continuation Plan.

9.    PARACHUTE PAYMENT

      In the event that any amounts otherwise payable exceed in the aggregate the amount that may be deducted by the Company or by any successor in interest by reason of the operation of Section 280G of the Internal Revenue Code of 1986, as amended, the amount of such payments shall be reduced to the maximum which can be deducted by the Company.

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10.   OUTPLACEMENT SERVICES

      The following outplacement services shall be made available to employees whose employment is terminated:

      10.1. All exempt and non-exempt emplloyees: Group workshops providing resume writing guidance and job search assistance for a period of three months following termination of employment.

      10.2. Officers at the level of Assistant Vice President and above : Resume writing guidance, job search assistance, interview skills workshops and networking workshops, for a period of three months following termination of employment.

      10.3. Officers at the level of Senior Vice President and above: Resume writing guidance, job search assistance, interview skills workshops and networking workshops, for a period of six months following termination of employment.

11.   OTHER BENEFIT PLANS

      Salary Continuation Benefits are not covered compensation for benefit plan purposes. An employee shall not accrue any vacation, sick leave, bonus, incentive compensation, retirement or other benefits by reason of receiving Salary Continuation Benefits.

12.   DOCUMENTATION TO BE EXECUTED

      12.1. Notwithstanding any other provision of this Salary Continuation Plan, no person shall be eligible to receive any benefits or payments under this Plan unless he or she shall have, as a precondition to eligibility for and receipt of such benefits or payments, executed and delivered to the Company (before the deadline described in Section 12.2) all documentation that the Company may require (collectively, "Required Documentation"). Among other matters, the Required Documentation shall include a release of all claims and a non-disparagement agreement in such form as shall be acceptable to the Company in its discretion.

      12.2. All Required Documentation must be completed and delivered to the Company no later than the date that is [TWO MONTHS] after such Required Documentation shall first have been presented to the employee for his or her signature.

13.   PLAN AMENDMENT AND TERMINATION

      The Company may at any time, in its sole and absolute discretion, amend or terminate the Plan in whole or in part; provided, however, that no amendment or termination shall be made by the Company on or after a Change in Control. Any employee who is terminated after an amendment or termination of the Plan shall have the right to receive only such benefits, if any, as are provided after such amendment of

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termination.

14.   EFFECTIVE DATE

            The Effective Date of this Plan shall be as of _________, 2005.

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